UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2024
UiPath, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40348	47-4333187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 60th Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 432-0455
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	PATH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 10, 2024, the Board of Directors (the “Board”) of UiPath, Inc. (“UiPath” or the “Company”) appointed Rob Enslin and June Yang to its Board of Directors, such appointments to be effective on February 1, 2024.
Mr. Robert Enslin, UiPath’s co-Chief Executive Officer, will join the Board as a non-independent director, effective February 1, 2024, when he becomes UiPath’s Chief Executive Officer. Mr. Enslin, age 60, has served as UiPath’s Co-CEO since May 16, 2022, with Mr. Daniel Dines, UiPath’s founder and co-CEO. Prior to joining UiPath, Mr. Enslin served as President, Cloud Sales at Google. He joined Google in April 2019. Prior to that, he spent 27 years at SAP, most recently as President of its Cloud Business Group and as an executive board member. Mr. Enslin will receive no additional remuneration for acting as a director. Other than his previously reported employment agreement with UiPath, there are no arrangements or understandings between Mr. Enslin and any other persons pursuant to which he was selected as an executive officer or director. Mr. Enslin has no family relationship with any of the Company’s directors or executive officers and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
June Yang, age 50, will join the Board as an independent Director effective February 1, 2024. Ms. Yang will stand for election at UiPath’s 2024 Annual Meeting of Stockholders. Most recently, Ms. Yang was the Vice President, Cloud AI and Industry Solutions for Google Cloud, a division of Alphabet, Inc., a position she held since 2021. Prior to this, from 2019 to 2021, she was Vice President and General Manager, Compute and Machine Learning Infrastructure, Google Cloud. Before that, from 2009 to 2019, she served in positions of increasing responsibility at VMware, Inc., ending as Vice President, Engineering and Product Management, VMware Cloud on Dell EMC. Ms. Yang serves on the Board of Directors at SRS Distribution, one of the largest and fastest growing building products distributors in the United States, and Cradles to Crayons, a nonprofit for children in need. Ms. Yang received an M.S. in Management from Stanford University Graduate School of Business, an M.S. in Chemical Engineering from University of California Berkeley, and a B.S. in Chemical Engineering from Caltech. In connection with her election to the Board, Ms. Yang will receive a one-time grant of restricted stock units in the amount of $600,000, which will vest over three years, with one third vesting on each of the first, second, and third anniversaries of the date of grant. There are no arrangements or understandings between Ms. Yang and any other persons pursuant to which she was elected as a director. The Board has determined that Ms. Yang is independent in accordance with the applicable rules of the New York Stock Exchange. Ms. Yang has no family relationship with any of the Company’s directors or executive officers and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointments of Mr. Enslin and Ms. Yang is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated January 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UiPath, Inc.

By:	/s/ Brad Brubaker
Chief Legal Officer and Secretary

Date:	January 10, 2024